EXHIBIT 10.B

SKYWORKS SOLUTIONS, INC.
Nonstatutory Stock Option Agreement

Granted Under 2005 Long-Term Incentive Plan

1.Grant of Option.

This agreement evidences the grant by Skyworks Solutions, Inc., a Delaware corporation (the “Company”), on _________ (the “Grant Date”) to ___________, an employee, officer, consultant, advisor of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 2005 Long-Term Incentive Plan (the “Plan”), a total of __________ shares (the “Shares”) of common stock, $.25 par value per share, of the Company (“Common Stock”) at $_________ per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern Time, on _________ (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.Vesting Schedule.

This option will become exercisable (“vest”) as to twenty-five percent (25%) of the original number of Shares on the first anniversary of the Grant Date and as to an additional twenty-five (25%) of the original number of Shares at the end of each successive twelve-month period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date, provided the Participant continues to provide active service to the Company and/or its subsidiaries and affiliates on each vesting date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.Exercise of Option.

(a)Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, or by any other form of notice (including electronic notice) that has been approved by the Company's Board of Directors, and received by the Company at its principal office or by a person designated by the Company, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b)Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
(c)Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d), (e) and (f) below, the right to exercise this option shall terminate three (3) months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-solicitation, non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d)Exercise Period Upon Death. If the Participant ceases to be an Eligible Participant due to his or her death prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (f) below, this option shall be exercisable as to all Shares then vested and unvested, within the period of twelve (12) months following the date of death of the Participant, by an authorized transferee, provided that this option shall not be exercisable after the Final Exercise Date.

(e)Exercise Period Upon Disability. If the Participant ceases to be an Eligible Participant because the Participant becomes permanently disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (f) below, this option shall be exercisable as to all Shares then vested and unvested, within the period of six (6) months following the date of disability of the Participant, by the Participant, provided that this option shall not be exercisable after the Final Exercise Date.

(f)Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean: (i) deliberate dishonesty significantly detrimental to the best interests of the Company or any subsidiary or affiliate; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty to the Company or refusal or failure to obey the directions of supervisors; or (iv) inadequate performance or inattention to or neglect of duties, as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

4.Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

7.Non-Solicitation.

The Participant agrees that while employed by the Company and for one year thereafter, he or she will not, either directly or through others, raid, solicit, or attempt to solicit any employee of the Company to terminate his or her relationship with the Company in order to become an employee to or for any other person or entity. Participant further agrees that he or she will not disrupt or interfere or attempt to disrupt or interfere with the Company's relationships with such employees. Participant also agrees that in addition to any damages that may be recovered, the prevailing party in any legal action to enforce this agreement shall be entitled to recover its costs and attorneys' fees from the other party.

8.Invention/Secrecy.

The Participant agrees that he or she will promptly disclose to the Company any invention or discovery, whether or not patentable (hereafter termed “invention” or “inventions”) that he or she makes or conceives, or first actually reduces to practice, solely or jointly with others, during the Participant's employment, and which at the time of disclosure to the Company or at the time of making or conceiving, or first actually reducing to practice (a) results from or is related to any assignments given to or assumed by the Participant, or (b) is subject to any contractual obligation of the Company to a third party, or (c) utilized the time, equipment, supplies, facilities, or trade secret information of the Company, or (d) pertains to any actual or anticipated Company work, product, research, business activity, or any logical extension thereof, and the Participant will assign and does hereby assign to the Company the Participant's entire right, title and interest (domestic and foreign and including all rights under the International Convention for the Protection of Industrial Property) in all such inventions, subject to the requirements of law, and without further compensation or award of any kind to the Participant from the Company, or any customer; and that if during the period of the Participant's employment, the Participant has access to any confidential or proprietary information, technical or otherwise, that belongs to the Company, its customers, subcontractors and any other individuals or companies having any kind of association or relationship with the Company, the Participant will not, except as required by the Participant's duties as an employee of the Company, use or disclose or authorize anyone else to use or disclose, any such information, either during the Participant's my employment or thereafter for so long as such information is not publicly or generally known. Anything possessed by the Participant that discloses or embodies such information will be delivered to the Company prior to the Participant's leaving its employ. The Participant agrees not to disclose information concerning the work-in-progress at the Company to anyone not authorized to receive it. Confidential or proprietary information includes but is not limited to customer lists, employee lists, internal Company telephone, electronic, and other employee contact information, the Company's methods of doing business including business plans and strategies, pricing plans and strategies; the Company's products and services including inventions and ideas, technical data, designs, know-how and negative know-how, software programs, projects, contemplated projects, research and any other information that is not generally known to competitors or to the general public.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

Skyworks Solutions, Inc.
Dated: _________	By: ____________________________________
	Name:	__________________________
	Title:	____________________________

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